PriceWaterHouseCoopers
1301 Avenue of the Americas
New York, NY 10019-6013
Telephone (212) 259-1000
Facsimile (212) 259-1301

March 8, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Aquis Communications Group, Inc. (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated March 5, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP